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                                                                    EXHIBIT 10.3


                            FORM OF LOCK-UP AGREEMENT

THIS LOCK -UP AGREEMENT made as of the 12th day of October, 2001.

AMONG:

            INPRIMIS, INC., a Florida corporation whose address is 1601 Clint Moore Road, Boca Raton, Florida 33487

            (hereinafter referred to as "Inprimis")

                                                             OF THE FIRST PART

AND:

            [           ], of

            -----------------------------------------
            -----------------------------------------
            (address)

            (herein referred to as the "Shareholder")

                                                            OF THE SECOND PART
WHEREAS:

A. The Shareholder is the registered and beneficial owner of the Shareholder's Shares (as hereinafter defined);

B. Inprimis proposes to enter into the Plan of Arrangement (as hereinafter defined) pursuant to which the Shareholder, together with other owners of Datawave Shares (as hereinafter defined) will exchange the Shareholder's Shares for Inprimis Shares (as hereinafter defined) but Inprimis is only willing to do so if the Shareholder commits to vote the Shareholder's Shares as set forth in this Agreement; and

C. The Shareholder is willing to commit to vote all of the Shareholder's Shares in and pursuant to the Plan of Arrangement on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the above premises and of the covenants, agreements, representations and warranties hereinafter set forth, it is hereby agreed as follows:

                                   DEFINITIONS

In this Agreement, unless there is something in the subject or context inconsistent therewith, words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and the expressions following shall have the following meanings, respectively:

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"Circular" means the proxy information circular and/or other disclosure circular to be jointly delivered by Inprimis and Datawave to the Shareholder and other holders of Datawave Shares pursuant to the Plan of Arrangement;

"C4" means Cash Card Communications Corp., a Bermuda company;

"C4 Share Exchange Agreement" means the Share Exchange Agreement, dated of even date with this Agreement, among C4, Inprimis and certain other parties thereto;

"Closing" and "Closing Date" have the meanings ascribed thereto in Section 0 hereof;

"Datawave" means Datawave Systems Inc., a public company incorporated under the laws of the Yukon Territory, Canada, whose common shares are listed and posted for trading on the Canadian Venture Exchange;

"Datawave Shares" means some or all, as the context may require, of the issued and outstanding common shares in the capital of Datawave;

"Inprimis Shares" means some or all, as the context may require, of the issued and outstanding common shares in the capital of Inprimis;

"Interim Plan of Arrangement Agreement" means the non-binding Agreement among Datawave, Inprimis and C4 dated of even date with this Agreement whereby the parties agreed in principle to the Transaction;

"Person" means a natural person, firm, corporation, trust, partnership, joint venture, governmental body, agency or association;

"Plan of Arrangement" means the Plan of Arrangement, as contemplated by Section 195 of the YUKON BUSINESS CORPORATION ACT, pursuant to which the Yukon Supreme Court will be asked to approve the Transaction;

"Public Record" means the publicly available information filed by Inprimis with the U.S. Securities and Exchange Commission;

"Shareholder's Shares" means the common shares of Datawave currently owned by the Shareholder, together with any other Datawave Shares that the Shareholder may acquire prior to the Closing Date; and

"Transaction" means the transaction to be approved pursuant to the Plan of Arrangement in which the holders of all of the issued and outstanding Datawave Shares will tender their Datawave Shares to a wholly owned subsidiary of Inprimis in exchange for newly issued Inprimis Shares, on an exchange ratio of one (1) Datawave Share for each one and one-half (1-1/2) Inprimis Shares.

                 LOCK-UP ARRANGEMENTS AND SHAREHOLDER COVENANTS

Subject to the terms and conditions hereof and of the Interim Plan of Arrangement Agreement, the Shareholder hereby irrevocably agrees to vote the Shareholder's Shares in favour of the Plan

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of Arrangement and the Transaction at a Shareholders Meeting called for the purpose of approving the Transaction and Plan of Arrangement.

Until the earlier of the Closing or the termination of this Agreement pursuant to Section 0 herein, and except as is expressly required of the Shareholder by the Plan of Arrangement, the Shareholder will not, and will use its best efforts to cause its representatives and advisors not to, directly or indirectly:

solicit, initiate or encourage (including, without limitation, by way of furnishing information) any inquiry or the making of any proposal to Datawave or Inprimis or their respective shareholders from any Person which constitutes, or may reasonably be expected to lead to (in either case whether in one transaction or a series of transactions): (A) an acquisition from Datawave or its shareholders of any securities of Datawave or its subsidiaries; (B) an acquisition from Inprimis or its shareholders of any securities of Inprimis or its subsidiaries; (C) any acquisition of a substantial amount of assets of any of Datawave or Inprimis or their subsidiaries; (D) an amalgamation, arrangement, merger, or consolidation of any of Datawave or Inprimis or their subsidiaries; or (E) any take-over bid, issuer bid, exchange offer, recapitalization, liquidation, dissolution, reorganization into a royalty trust or income fund or similar transaction involving any of Datawave, Inprimis or their subsidiaries or any other transaction, the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Transaction or the Plan of Arrangement or which would or could reasonably be expected to materially reduce the benefits to Inprimis under this Agreement or the Plan of Arrangement (any such inquiry or proposal in respect of any of the foregoing being a "Proposed Transaction"); or

enter into or participate in any discussions or negotiations regarding a Proposed Transaction or furnish to any other Person any information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of Datawave or Inprimis or their subsidiaries or a Proposed Transaction or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt of any other person to do or seek to do any of the foregoing.

The Shareholder covenants and agrees with Inprimis that until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 0 hereof:

it will not, without the prior consent of Inprimis, sell, assign, transfer or otherwise convey or mortgage, pledge or hypothecate any of the Shareholders' Shares, or the Shareholder's interest therein, except pursuant to the Plan of Arrangement;

it will not exercise any shareholder rights or remedies available at common law or pursuant to applicable securities or corporate laws to delay, hinder, upset or challenge the Plan of Arrangement;

it will exercise all voting rights attached to the Shareholder's Shares to vote against any resolution to be considered by the shareholders of Datawave that, if approved, could reasonably be considered to reduce the likelihood of success of the Plan of Arrangement; and

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it will not, directly or indirectly, take any action whatsoever which may prohibit, impede or otherwise negatively impact on the Transaction.

                    SHARE EXCHANGE IF NO PLAN OF ARRANGEMENT

If the Transaction and Plan of Arrangement are not approved by the requisite vote of Datawave Shares, or if for any other reason the Transaction does not close as contemplated in the Interim Plan of Arrangement Agreement, the Shareholder agrees to exchange his/her Datawave Shares for Inprimis Shares on the same terms and conditions as C4 is doing so, as set out in the C4 Share Exchange Agreement. The share exchange will take place five (5) business days after Inprimis has provided to the Shareholder written notice that the Plan of Arrangement will not complete.

The Shareholder acknowledges that the Inprimis Shares to be issued in a share exchange not subject to the Plan of Arrangement will be issued pursuant to exemptions from registration and prospectus requirements of applicable securities legislation, and that the Shareholder may not be able to resell the Inprimis Shares, except in accordance with limited exemptions under applicable securities legislation.

                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

In order to induce Inprimis to enter into and consummate the Transaction, the Plan of Arrangement and this Agreement, the Shareholder does hereby represent and warrant to Inprimis as follows:

the Shareholder is the legal and beneficial owner of all of the Shareholder's Shares and such Shareholder's Shares are fully paid and non-assessable, and are free of any liens, claims, charges, security interests or encumbrances of any kind whatsoever;

the Shareholder has the requisite power, capacity and authority to enter into this Agreement on the terms and conditions herein set forth and, to transfer the legal and beneficial title and ownership of the Shareholder's Shares to Inprimis pursuant to the Plan of Arrangement;

this Agreement, when duly and properly executed and delivered by the Shareholder and the other parties thereto, will be valid, binding and enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditor' rights generally and subject to general principles of equity;

All representations and warranties made by the Shareholder in this Agreement shall be true as at the date hereof and as at the Closing Date. Notwithstanding any investigations or inquiries made by Inprimis prior to making the completing the Plan of Arrangement or the waiver of any condition by Inprimis, the representations and warranties of the Shareholder shall not survive the Closing Date, nor shall the Shareholder have any liability for any breach thereof.

                   REPRESENTATIONS AND WARRANTIES OF INPRIMIS

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In order to induce the Shareholder to enter into this Agreement and to close the
Transaction, Inprimis represents and warrants to the Shareholder as follows:

Inprimis is duly incorporated and in good standing under the laws of the State of Florida;

Inprimis has the requisite power, capacity and authority to enter into this Agreement; and

this Agreement, when executed by the parties hereto, will constitute a valid and binding obligation of Inprimis, enforceable against Inprimis in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity;

except as expressly set forth to the contrary in the Interim Plan of Arrangement Agreement or the C-4 Share Exchange Agreement, the documents filed by or on behalf of Inprimis in the Public Record were true and correct in all material respects at the time they were filed and, at such time, none of these documents contained any untrue statement of any material fact nor did they omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

the information concerning Inprimis to be contained in the Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein not misleading in the light of the circumstances in which it will be made, and such information in the Circular will constitute full, true and plain disclosure of all material facts relating to Inprimis; and

from June 30, 2001, through the date of this Agreement, there has not been any material adverse change in the condition or operation of Inprimis or in its assets, liabilities or financial condition except as has been disclosed in the Public Record, the Interim Plan of Arrangement Agreement or the C-4 Share Exchange Agreement.

Except as otherwise stated, all representations and warranties by Inprimis contained in this Agreement shall be true as at the date hereof and the Closing Date. Notwithstanding any investigation or inquires made by the Shareholder prior to the Closing Date or the waiver of any conditions by the Shareholder, the representations and warranties of Inprimis shall not survive the Closing Date, nor shall Inprimis have any liability therefor.

                        CONDITIONS PRECEDENT FOR INPRIMIS

All obligations of Inprimis under this Agreement are subject to the fulfilment, prior to the Closing Date, of each of the following conditions:

the representations and warranties of the Shareholder set forth in this Agreement shall be true and correct as at the date of this Agreement and as at the Closing Date as if made by the Shareholder again at that time, and the tender by the Shareholder of the Shareholder's Shares in the Transaction shall constitute the Shareholder's confirmation in that regard as at the Closing Date;

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the Shareholder shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied prior to the Closing Date;

on the Closing Date, no action or proceeding shall have been instituted or threatened by any Person before any court or governmental agency to obtain damages in respect of this Agreement or to restrain or prohibit the consummation of the Transaction;

all necessary regulatory and stock exchange approvals shall have been obtained.

The conditions set out in Section 0 hereof are inserted for the exclusive benefit of Inprimis and may be waived by it in whole or in part. Such waiver will only be effective if in writing.

                    CONDITIONS PRECEDENT FOR THE SHAREHOLDER

All obligations of the Shareholder under this Agreement are subject to the fulfilment, prior to the Closing Date, of each of the following conditions:

the representations and warranties of Inprimis set forth in this Agreement shall be true and correct as at the date of this Agreement and as at the Closing Date as if made by Inprimis again at that time;

Inprimis shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied prior to the Closing Date;

on the Closing Date, no action or proceeding shall have been instituted or threatened by any Person before any court or governmental agency to obtain damages in respect of this Agreement or to restrain or prohibit the consummation of the Transaction;

all necessary regulatory and stock exchange approvals shall have been obtained;

the Inprimis Shares shall be validly issued and outstanding as fully paid and non-assessable shares in the capital of Inprimis;

that Inprimis shall not have filed for bankruptcy, become the subject of an involuntary bankruptcy proceeding or other insolvency proceeding or had a receiver appointed for its assets.

The foregoing conditions set out in Section 0 are inserted for the exclusive benefit of the Shareholder and may be waived by it in whole or in part. Such waiver will only be effective if in writing.

                                  CLOSING DATE

The Closing Date is anticipated to be January 2, 2002, subject to postponement to not later than February 28, 2002. Provided all conditions of closing are satisfied or waived by the parties hereto by the Closing Date, closing of the Transaction (the "Closing") shall occur on the Closing Date at the offices of Clark, Wilson, 800 - 885 West Georgia Street, Vancouver, British Columbia.

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                                   TERMINATION

This Agreement may be terminated by written notice given to the other party hereto, at any time prior to completion of the Transaction:

by mutual written consent of the parties hereto;

by either Inprimis or the Shareholder if the Circular is not mailed to Datawave Shareholders prior to December 22, 2001, or such later date as the parties shall have agreed in writing;

by either Inprimis or the Shareholder if the Transaction is not closed within two (2) months of the Closing Date unless the failure to so close shall be due to the failure of the party seeking to terminate this Agreement to perform the obligations under this Agreement required to be performed by it; and

by either Inprimis or the Shareholder if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transaction, and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement shall have used all commercially reasonable commercial efforts to remove such order, decree, ruling or injunction.

In the event of termination of this Agreement, each of the parties shall forthwith return to the other all confidential and other information relating to such other party.

                               FURTHER ASSURANCES

At Closing and thereafter as may be necessary or desirable, and without further consideration, the parties hereto agree to execute, acknowledge and deliver such other instruments and take such other action as may be necessary to carry out their respective obligations under this Agreement.

                                  CONSTRUCTION

This Agreement shall be, in all respects, subject to and interpreted, construed and enforced in accordance with the laws in effect in the Province of British Columbia. Each party hereto accepts the jurisdiction of the Courts of the Province of British Columbia and attorns exclusively to their jurisdiction.

                                     NOTICES

All notices, requests, and demands hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by telecommunication as follows:

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to Inprimis:

                  1601 Clint Moore Road
                  Boca Raton, Florida  33487

                  Fax:  0

                  ATTENTION:  EDUARD WILL

            with a copy to:
                  Pillsbury Winthrop LLP
                  Barristers & Solicitors
                  0
                  New York, New York

                  Fax:  (212) 858-1500

                  ATTENTION:  MR. KENNETH E. ADELSBERG

to the Shareholder at the address first above written (Fax No.: _______________)

            with a copy to:
                  Datawave Systems Inc.
                  231 West Parkway
                  Pompton Plains, NJ  97444
                  Fax:  (973) 616-0022

                  ATTENTION:  JOSH EMMANUEL

or to such other address or telecopier number as may be given in writing by Inprimis or the Shareholder, and all notices, requests, and demands hereunder shall be deemed to have been received, if delivered, on the date of delivery and if transmitted, on the date of the transmission if received during normal business hours, or if otherwise, on the next Business Day.

                                   ASSIGNMENT

This Agreement shall not be assigned without the written consent of the other party hereto, and such consent may be arbitrarily and unreasonably withheld.

This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective successors, heirs, executors, administrators and permitted assigns.

                                      COSTS

Each party will pay for their respective costs incurred pursuant to this Agreement and the Transaction, whether or not the Transaction is completed.

                                     GENERAL

Time shall be of the essence of this Agreement.

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This Agreement and the schedules attached hereto together with any and all agreements, documents and instruments to be entered and delivered herewith constitute the entire agreement between the parties and shall supersede all previous oral or written communications.

This Agreement may be executed in separate counterparts, and all such executed counterparts when taken together shall constitute one (1) Agreement. The parties shall be entitled to rely on delivery of a facsimile copy of the executed Agreement and such facsimile copy shall be legally effective to create a valid and binding Agreement.

In the event that any provisions contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement shall continue in force with respect to the enforceable provisions and all rights and remedies accrued under the enforceable provisions shall survive any such declaration, and any non-enforceable provision shall to the extent permitted by law be replaced by a provision which, being valid, comes closest to the intention underlying the invalid, illegal and unenforceable provision.

The parties will advise each other, in advance, of any public statement which they propose to make in respect of the transaction contemplated herein, provided that no party shall be prevented from making any disclosure statement which is required to be made by law or any rule of a stock exchange or similar organization to which it is bound. Neither party will make any public statement if any of the applicable securities laws, rules or regulations prohibit publication.

The Shareholder has had adequate opportunity to consider the terms of this Agreement and to seek such advice with respect to this Agreement as the Shareholder, in his discretion, deemed necessary or appropriate to the transaction. The Shareholder acknowledges that neither Inprimis nor anybody acting on Inprimis' behalf has made any effort to persuade the Shareholder to enter into this Agreement and that the Shareholder is not signing this Agreement under duress or in any way against his will.

IN WITNESS WHEREOF the parties hereto have executed this Agreement to be effective as of the date first above written.

INPRIMIS, INC.


Per:
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      Authorized Signatory




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Witness                                   [Shareholder]